Exhibit 99.1

Avalo Therapeutics Announces 1-for-240 Reverse Stock Split

WAYNE, PA and ROCKVILLE, MD, December 27, 2023 — Avalo Therapeutics, Inc. (Nasdaq: AVTX) today announced a 1-for-240 reverse stock split of the Company’s common stock, par value $0.001, which will be effective at 5:00 pm Eastern Time on December 28, 2023. The Company’s common stock will trade on the Nasdaq Capital Market on a split-adjusted basis beginning on December 29, 2023, under the Company’s existing trading symbol “AVTX”.

The Company is implementing the reverse stock split as planned to increase the per share price of its common stock to regain compliance with the listing requirements of the Nasdaq Capital Market. The new CUSIP number following the reverse stock split will be 05338F306.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share as described below.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 192,386,419 to approximately 801,611. No fractional shares will be issued in connection with the reverse stock split. Each stockholder who would otherwise be entitled to receive a fraction of a share of the Company’s common stock will instead receive one whole share of common stock.

As of the effective date of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options and warrants outstanding immediately prior to the reverse stock split will be proportionately affected by the reverse stock split. The exercise prices of the Company’s outstanding options and warrants will be adjusted in accordance with their respective terms.

There will be no change to the number of authorized shares or the par value per share.

Equiniti, LLC (“EQ”) is acting as the exchange agent for the reverse stock split and will provide instructions to stockholders of record regarding the reverse stock split. EQ will be issuing, automatically and without the need for stockholder action, all of the post-split shares in paperless, “book-entry” form, and EQ will hold the shares in an account set up for the stockholder. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

About Avalo Therapeutics
Avalo Therapeutics is a clinical stage biotechnology company focused on the treatment of immune dysregulation by developing therapies that target the LIGHT-signaling network.

LIGHT and its signaling receptors, HVEM (TNFRSF14), and lymphotoxin β receptor (TNFRSF3), form an immune regulatory network with two co-receptors of herpesvirus entry mediator, checkpoint inhibitor B and T Lymphocyte Attenuator (BTLA), and CD160 (the LIGHT-signaling network). Accumulating evidence points to the dysregulation of the LIGHT network as a disease-driving mechanism in autoimmune and inflammatory reactions in barrier organs. Therefore, we believe reducing LIGHT levels can moderate immune dysregulation in many acute and chronic inflammatory disorders.

Avalo has an experienced leadership team with decades of successful leadership in drug development in the biotech and pharma industry. The team is led by Dr. Garry Neil, MD, Chief Executive Officer and Chairman of

the Board, who brings a wealth of experience leading teams who have successfully brought drugs to the market, including serving as Group President, Pharmaceutical R&D and Corporate VP of Science & Technology at Johnson & Johnson. Additionally, Dr. Neil served as Chairman of the Board of Arena Pharmaceuticals Inc., which was acquired by Pfizer Inc. for $6.7 billion in March of 2022. Dr. Neil currently serves on the board of directors of Celldex Therapeutics.

For more information about Avalo, please visit www.avalotx.com.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: our ability to regain compliance with the listing requirements of the Nasdaq Capital Market; potential financing or other strategic transactions; the future financial and operational outlook; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; the development of product candidates or products; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Avalo’s management but are subject to significant risks and uncertainties, including: Avalo's cash position and the need for it to raise additional capital in the near future; the results of our clinical and pre-clinical studies; drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic and the wars in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the SEC. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Chris Brinzey
ICR Westwicke
Chris.brinzey@westwicke.com
339-970-2843
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